EXHIBIT 5.1
OPINION OF COUNSEL AND CONSENT


                                John Holt Smith
                            1900 Avenue of the Stars
                                   Suite 1450
                             Los Angeles, CA 90067
                                 (310) 277-1250


September 28, 2000

Board of Directors
RP Entertainment, Inc.
1900 Avenue of the Stars, Ste. 1450
Los Angeles, California 90067

Re: RP Entertainment, Inc.

Gentlemen:

The undersigned is counsel for RP Entertainment, Inc. I have been requested to render an opinion on the tradability of the 1,000,000 shares of RPE proposed to be sold pursuant the RPE's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed RPE's Registration on Form SB-2, the Articles of Incorporation and By-Laws and other corporate documents. All representations made to me in RPE documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

1. RPE is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by RPE have been reserved and, when issued, will be duly and properly approved by RPE's Board of Directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in RPE's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

/s/John Holt Smith
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JOHN HOLT SMITH
Attorney at Law


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